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                            STOCK PURCHASE AGREEMENT



                                 By and Between

                           VIVA GAMING & RESORTS INC.

                                       and

                              PHOENIX LEISURE, INC.




                                  July __, 2001


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



                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of July __, 2001, by and between Viva Gaming & Resorts Inc., a Florida corporation with headquarters at 3611 S. Lindell Road, Suite 108, Las Vegas, Nevada 89103-1241 (the "Company"), and Phoenix Leisure, Inc., a Nevada corporation with headquarters at 3611 S. Lindell Road, Suite 108, Las Vegas, Nevada 89103-1241 (the "Investor").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Securities.

                  1.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, upon closing of this Agreement, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to issue from its authorized but unissued capital stock and to sell to the Investor at the Closing, 1,000,000 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock").

                  1.2 Closing. (a) The purchase and sale of the Shares of Common Stock (the "Closing") shall take place as soon as reasonably practical after the satisfaction of the conditions set forth in Sections 4 and 5, at the offices of Sklar Warren Conway & Williams, 221 North Buffalo Drive, Suite A, Las Vegas, Nevada 89145 or at such other time and place as shall be mutually agreed upon between the Investor and the Company (the "Closing Date").

                           (b)      The price per share for the Shares shall be
$.001 per share, for an aggregate purchase price of $1,000 (the "Purchase Price"). At the Closing, the Investor shall deliver the Purchase Price to the Company by (i) certified check payable to the Company, (ii) wire transfer pursuant to the Company's instructions, or (iii) any combination of the foregoing.

                           (c)      At the Closing, the Company shall deliver to
the Investor a certificate for the Shares to be issued to the Investor in definitive form and duly registered in the name of the Investor.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor (it is expressly acknowledged and agreed that Eric L. Nelson and Peter R. LaFemina, the Company's newly appointed President and Chief Executive Officer and Secretary and Chief Financial Officer, respectively, did not participate in the drafting of this Agreement, related exhibits and schedules and shall have no accountability whatsoever in connection with the information contained in this Agreement, exhibits or schedules) that:



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                  2.1 Organization; Good Standing; Qualification and
Corporate Power.

                           (a)      The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. True and correct copies of the Company's Certificate of Incorporation, as amended, and Bylaws have been provided to the Investor.

                           (b)      The Company has all requisite legal and
corporate power and authority to execute and deliver this Agreement, to issue and sell the Shares of Common Stock, to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by the Company with respect to the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby.

                  2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of, and will consist at the Closing of:

                           (a)  Common Stock. 100,000,000 shares of Common
Stock, of which 8,942,700 shares are issued and outstanding as of the date hereof.

                           (b)    Preferred Stock.  10,000,000 shares of
preferred stock, par value $0.10 (the "Preferred Stock"), no shares of which are issued and outstanding as of the date hereof.

                           (c)    Except as set forth on Schedule 2.2, there are
no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding of any kind, and, to the Company's knowledge, there is no agreement or understanding of any kind between any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person"), which affects or relates to the acquisition, disposition or voting or giving of written consents with respect to any security of the Company.

                  2.3 Subsidiaries; Interests of the Company. The Company does not currently own or control, directly or indirectly, any equity interest in any other Person, except as listed on Schedule 2.3.

                  2.4 No Breach. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and therein will not (with the passage of time or otherwise):



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



                           (a)      violate any provision of the Articles of I
ncorporation or By-Laws of the Company;

                           (b)      violate, conflict with or result in the
breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreements to which the Company is a party or by or to which the Company or any of its assets or properties may be bound or subject; or

                           (c)      violate any law, rule or regulation to which
the Company is a party.

                  2.5 No Undisclosed Liabilities. There are no liabilities or obligations of the Company of any kind whatsoever, liquidated or unliquidated, whether accrued, direct, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities included as part of the Company's unaudited balance sheet dated March 31, 2001, (b) liabilities incurred subsequent to March 31, 2001 in the ordinary course of business consistent with past practice, which in the aggregate are not material to the Company and (c) liabilities disclosed on
Schedule 2.5.

                  2.6 Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) rights to indemnity that may be limited by federal or state securities laws or by public policy.

                  2.7 Valid Issuance of Stock.

                           (a)      The outstanding shares of Common Stock are
duly and validly authorized and issued, fully paid, and non-assessable. The issuance, sale and delivery of the Shares being purchased by the Investor hereunder have been duly authorized by all requisite corporate action on the part of the Company and paid for and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free of any liens or encumbrances, except for restrictions under applicable federal and state securities laws.

                           (b)      Except as set forth in this Agreement, and
on Schedule 2.7, no other shares of Common Stock have been reserved for issuance by the Company.

                  2.8 Financial Statements. The Company has delivered to the Investor (i) its audited income statement and balance sheet as of December 31, 2000, and (ii) its unaudited income statement and balance sheet as of March 31, 2001 (together, the "Financial Statements"). The Financial Statements (A) have been prepared from the books and records of the Company, (B)


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present fairly the financial condition of the Company at the balance sheet dates and its results of operations, stockholders' equity and cash flows as at the dates and for the periods therein specified and (C) have been prepared in accordance with generally accepted accounting principles ("GAAP"), except, with respect to the March 31, 2001 financial statements, for the absence of accompanying notes thereto, applied on a consistent basis (except as required by changes promulgated by accounting authorities) throughout the periods indicated. The Financial Statements fairly present the financial condition and results of operations of the Company as of the date and during the periods indicated therein, subject to normal year end audit adjustments which are neither individually nor in the aggregate expected to be material. At March 31, 2001, to the best of the Company's knowledge, the Company had no material liability (matured or unmatured, fixed or contingent) which was not provided for on the balance sheet of the Company as of such date, and all reserves established by the Company and set forth on such balance sheet were adequate for the purposes for which they were established. There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for in the March 31, 2001 balance sheet.

                  2.9 Changes. Except as disclosed on Schedule 2.9, since March 31, 2001, there has not been:

                           (a)      any change in the assets, liabilities,
condition (financial or otherwise), affairs, earnings, business, operations or other prospects of the Company from that reflected in the balance sheet as at March 31, 2001, referred to in Section 2.8 above, except for changes in the ordinary course of business, which, individually or in the aggregate have not been materially adverse;

                           (b)      any borrowings or other material change in
the liabilities or obligations of the Company, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except current liabilities incurred in the ordinary course of business, none of which materially and adversely affects the business, prospects, condition, affairs, properties, or assets of the Company;

                           (c)      any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the properties, operation, or business of the Company;

                           (d)      any waiver or compromise by the Company of a
material valuable right held by it or of a material debt owed to it;

                           (e)      any loans made by the Company to its
employees, officers, or directors other than advances of expenses made in the ordinary course of business;

                           (f)      any declaration or payment of any dividend
or other distribution of the assets of the Company to stockholders or any direct or indirect redemption, purchase, or acquisition of any securities of the Company other than repurchases of Common Stock from terminated employees, consultants, officers, and directors pursuant to written agreements;

                           (g)      any labor organization activity or organized
labor trouble;

                           (h)      any other event or condition of any
character which has materially and adversely affected the business, operations, properties, or assets of the Company;

                           (i)      any increase in compensation of any of its
existing officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business, or any material change of such officers' or employees' employment agreements;

                           (j)      any resignation or termination of employment
of any officer, director or key employee of the Company and the Company has not received any written notice of the impending resignation or termination of any such officer, director or key employee;

                           (k)      any material change in any material contract
or agreement by which the Company or any of its assets is bound or subject;

                           (l)      any mortgage, pledge, transfer of a security
interest in, or lien, created by the Company with respect to any of its material properties or assets, except for liens (i) incurred in the ordinary course of business or (ii) for taxes not yet due or payable;

                           (m)      any issuance of any capital stock, bonds or
other corporate securities by the Company or options, warrants or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights;

                           (n)      any change in the accounting methods or
practices followed by the Company;

                           (o)      any satisfaction or discharge of any lien,
claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

                           (p)      any agreement to do or enter into any of
the foregoing.

                  2.10 Registration Rights. The Company has not granted, except as set forth on Schedule 2.10, or agreed to grant any registration rights, including piggyback registration rights, to any Person.

                  2.11 Governmental Consents. Other than as set forth on
Schedule 2.11, and filings with federal and state securities authorities in respect of the sale of the shares of Common Stock, if required, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. The Company to its best knowledge has complied (and in carrying out its business the Company will be in compliance) with all laws, ordinances and regulations applicable to it and its business, except where the failure to comply would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect upon the Company. The Company has obtained all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the best of the Company's knowledge, threatened to revoke or limit any thereof. There are no consents or waivers necessary for the consummation of the transactions contemplated by this Agreement except those consents or waivers that have been obtained.

                  2.12 Litigation. The Company is not a party to any legal proceeding, the outcome of which could (i) adversely affect consummation of the transactions contemplated herein or (ii) result in any representation or warranty of the Company contained herein becoming inaccurate.

                  2.13 Title to Property and Assets. The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims, or encumbrances. All of the Company's properties and assets are, in all material respects, in good operating and usable condition, subject to normal wear and tear.

                  2.14 Agreements; Action.

                           (a)      Except for agreements expressly contemplated
by this Agreement, there are no agreements, understandings, or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                           (b)      Except as contemplated by this Agreement or
as listed on Schedule 2.14 hereto, there are no agreements, understandings, instruments or contracts to which the Company is a party or by which it is bound, which (i) involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) are material to the conduct and operations of the Company's business or properties, including, without limitation, the license of any patent, copyright, trade secret, or other proprietary rights to or from the Company or provisions restricting or affecting the development, manufacture, or distribution of the Company's products or services, or (iii) involve any employment or consulting arrangement, whether written or oral, between the Company and any Person.

                           (c)      Except as listed on Schedule 2.14 hereto,
the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any series or classes of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities

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individually less than $100,000, in excess of $200,000 in the aggregate, or
(iii) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d)      For the purposes of subsections (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (e)      The Company is not a party to any indenture,
loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which has a material adverse effect on the Company, or limits or restricts the ability of the Company to carry out its obligations under this Agreement. The Company is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                           (f)      The contracts, agreements and instruments
listed on Schedule 2.14 are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief or other equitable remedies. The Company is not in material default under any material contract, and, to the Company's knowledge, no other party to any such contract is in material default.

                  2.15 Compliance with Laws; No Defaults. The Company is not, in violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the Company.

                  2.16 Insurance. The Company has in full force and effect fire, casualty, and liability insurance policies, in such amounts and with such coverage as is reasonable and prudent in view of the business and operations of the Company.

                  2.17 Tax Matters. The Company (i) has filed all tax returns that are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect its operations for tax purposes); and (ii) has paid all taxes owed or assessments by it as indicated on such tax returns (other than taxes the validity of which are being contested in good faith by appropriate proceedings). The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and, to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. Except as disclosed on Schedule 2.17, to the Company's knowledge, there is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes. The Company has withheld or collected from each


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payment made to each of its employees the amount of all taxes, including, but not limited to, income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries, except for failures to pay the same which, either individually or in the aggregate, have not had, or may be reasonably expected to result in, a material adverse effect.

                  2.18 Governmental Regulation. The Company is not subject to regulation under the Investment Company Act of 1940, or to any United States of America, state or local statute or regulation limiting its or their ability to incur Debt.

                  2.19 Securities Act.

                           (a)      Assuming the accuracy of the representations
of the Investor set forth in Sections 3.5 and 3.7 hereof, no registration of any security under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, is required in connection with the issuance, execution and delivery of the Shares the manner contemplated hereunder.

                           (b)      All outstanding capital stock of the Company
has been offered, issued and sold in material compliance with the requirements of all Federal and state laws applicable to the offer, issuance and sale of securities.

                  2.20 Related Party Transactions. Except as set forth on
Schedule 2.20, no employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other standard employee benefits made generally available to all employees (not including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the Company's knowledge, no employee or officer of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as set forth in Schedule 2.20, to the best of the Company's knowledge, no officer or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company and other than employment agreements).

                  2.21 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchanges Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated


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thereunder applicable to such SEC Documents and, except to the extent that information contained in any SEC Document has been revised or superseded by a later SEC Document, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

                  3.1 Organization and Existence; Good Standing. Investor is a corporation duly organized and validly existing under the laws of the State of Nevada.

                  3.2 Authorization. This Agreement has been duly authorized, executed and delivered by the Investor and constitute the legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity (iii) the discretion of any court before which any proceeding therefor be brought and (iv) rights to indemnity that may be limited by federal or state securities laws or by public policy. All action required for the lawful execution and delivery of this Agreement has been taken.

                  3.3 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Investor who might be entitled to any fee or commission from the Company or the Investor upon consummation of the transactions contemplated by this Agreement.

                  3.4 Purchase Entirely for Own Account. The Shares to be received by the Investor pursuant to the terms hereof will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares acquired by the Investor. The Investor has no contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person, with respect to any of the Shares to be acquired by the Investor.

                  3.5 Access to Information, Experience, Etc.

                           (a)     The Investor has been furnished
access to the business records of the Company and such additional information and documents as the Investor has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Shares, the


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business, operations, market potential, capitalization, financial condition and prospects of the Company, and all other matters deemed relevant to such Investor.

                           (b)     The Investor acknowledges that it
has had an opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

                  3.6 Restricted Securities. The Investor understands that the Shares to be acquired by the Investor have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws or an exemption therefrom. The Investor will sell or transfer, or otherwise dispose of, the Shares to be acquired by the Investor only in a manner consistent with the representations and warranties set forth herein, and any applicable federal and state securities laws.

                  3.7 Legends. It is understood that the certificates evidencing the shares of Common Stock may bear one or all of the following legends:

                           (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                           (b) Any legend required by the Blue Sky laws of any
state.

                  The legend referred to in clause (a) above shall be removed by the Company from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that the Company has received from the holder a written representation that (i) such holder is not an affiliate of the Company and has not been an affiliate during the preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two (2) years (or the period of time then required by Rule 144(k) or such other substantially similar rule


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



promulgated under the Securities Act then in effect), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

                  3.8 No Violation. Neither the execution and delivery of this Agreement nor the consummation by Investor of the transaction contemplated hereby will (i) constitute a violation by Investor of any statute or law or any rule, regulation or order of any governmental authority or (ii) constitute a violation of, or a default under, or conflict with, any term or provision of the Certificate of Incorporation or the Bylaws of the Investor or (iii) constitute a violation of, or a default under, or conflict with any contract, commitment, indenture or other agreement, or any other private restrictions of any kind, to which Investor is a party or by which it is bound.

         4. Conditions of the Investor's Obligations at Closing. The obligations of the Investor under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless the Investor has consented in writing thereto:

                  4.1 Representations of this Agreement. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  4.2 Compliance Certificate. The Chairman of the Board, Robert Sim, shall deliver to the Investors at the Closing a certificate certifying to the matters set forth in Section 4.1.

                  4.3 Share Certificates. The Investor shall have received a certificate or certificates representing the Shares to be issued hereby, with all such certificates registered in the name of the Investor.

                  4.4 Other Documents. The Investor shall have received all documents they may reasonably request relating to the existence of the Company and its authority to enter into and perform this Agreement, all in form and substance reasonably satisfactory to the Investors.

                  4.5 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                  4.6 Delivery of Gaming Machines. The delivery of all components of all Gaming Machines constituting the Assets (as such terms are defined in that certain Revised and Restated Gaming Equipment Sale Agreement, by and between the Investor and ABD Gaming Supply, dated as of the date hereof (the "Gaming Equipment Agreement")), shall have been completed.

                  5. Conditions of the Company's Obligations at Closing.
The obligations of the Company under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Company unless the Company has consented to such waiver in writing:

                  5.1 Representations of this Agreement. The representations and warranties of Investors contained in Section 3 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Purchase Price. The Investor shall deliver at the Closing the aggregate purchase price for the Shares purchased hereunder pursuant to the terms and conditions of this Agreement.

                  5.3 Delivery of Gaming Machines. The delivery of all components of all Gaming Machines constituting the Assets (as such terms are defined in the Gaming Equipment Agreement) shall have been completed.

         6. Indemnity

                  6.1 Indemnification by the Company. Subject to the limits set forth in this Article 7, the Company agrees to indemnify, defend and hold the Investor and each of its directors and officers harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) (collectively, "Losses") that the Investor or any of its affiliates may incur or become subject to arising out of or due to any
(i) inaccuracy of any representation or the breach of any warranty or covenant of the Company contained in this Agreement (including, without limitation, the Schedules, Annexes and Exhibits hereto and the certificates delivered hereunder) or as provided herein, and (ii) any and all Losses arising from any actions, suits, proceedings, claims, demands, assessments, judgments incidental to the foregoing or the enforcement of such indemnification. The Company will reimburse the Investor and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  6.2 Indemnification by the Investor. Subject to the limits set forth in this Article 7, the Investor agrees to indemnify, defend and hold the Company harmless from and against any and all Losses that the Company or its affiliates may incur or become subject to arising out of or due to (i) any inaccuracy of any representation or the breach of any warranty or covenant of the Investor contained in this Agreement (including, without limitation, the Schedules, Annexes and Exhibits hereto and the Certificates delivered hereunder) or as provided herein, and (ii) arising out of the conduct of the business of the Company from and after the date hereof, except to the extent any such Loss arises out of or is related to any matter for which Investor is entitled to be indemnified by Company hereunder. The Investor will reimburse the Company for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                           6.3      Survival.  The representations and
warranties of the Company set forth in Article 2 of this Agreement shall survive the Closing until the first anniversary of the Closing Date. The representations and warranties of the Investor set forth in Article 3 of this Agreement shall survive the Closing until the first anniversary of the Closing Date. The covenants and agreements of the Company and the Investor shall survive the Closing, and shall continue in full force and effect forever, except as otherwise explicitly limited by their terms and as otherwise provided b applicable law.

                           6.4      Limitations. No Indemnified Person hereunder
shall be entitled to seek indemnification from an Indemnifying Person until and unless the aggregate of all claims for indemnification by the Indemnified Person exceeds $50,000, in which event the Indemnified Person shall be entitled to indemnity for all amounts in excess of $50,000. The indemnification obligations of the Company pursuant to this Agreement shall be limited to an aggregate of $2,500,000.

                           6.5      Third Party Claims.  In order for a party
(the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement or the Second Purchase Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the Indemnified Party (a "Third Party Claim") after the Closing Date, such Indemnified Party must notify the Indemnifying Party (the "Indemnifying Party") in writing of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided that the failure of any Indemnified Party to give timely notice shall not affect his right of indemnification hereunder except to the extent the Indemnifying Party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnified Party). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the Indemnified Party; provided, however, that, in the case of any Third Party Claim of which the Indemnifying Party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the Indemnifying Party.

                           6.6      Reduction for Insurance.  The gross amount
which an Indemnifying Party is liable to, for, or on behalf of the Indemnified Party pursuant to this Article 7 (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnified Party related to the Indemnifiable Loss. If an Indemnified Party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such Indemnified Party shall pay to such Indemnifying Party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

         7. Miscellaneous.

                  7.1 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Investor. Except as provided under
Section 6, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to principles of conflicts of laws and rules of such state. The parties hereto agree to submit to the jurisdiction of any Federal or state court located in the State of New York for the purpose of resolving any action or claim arising out of the performance of the provisions of this Agreement.

                  7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.4 Further Assurances. Each party shall do and perform, or cause to be done or performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, and the consummation of the transactions contemplated hereby and thereby.

                  7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, with a copy for the Company to Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022- 1170,
Attention: Robert Friedman, Esq. and a copy for the Investor to Sklar Warren Conway & Williams LLP, 221 North Buffalo Drive, Suite A, Las Vegas, Nevada, 89145, Attention: Bryan M. Williams, Esq.

                  7.7 Entire Agreement; Amendments and Waivers. This Agreement, including the schedules and exhibits hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7.78 shall be binding upon the Investor and the Company.

                  7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.9 Expenses and Taxes. The Company shall be responsible for all costs and expenses (except for any and all taxes incurred with the transaction shall be the responsibility of each respective party) incurred in connection with the transaction contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               VIVA GAMING & RESORTS, INC.


                               By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                               Address: 3611 S. Lindell Road, Suite 108 Las Vegas, Nevada 89103-1241


                               PHOENIX LEISURE, INC.


                               By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                               Address: 3611 S. Lindell Road, Suite 108 Las Vegas, Nevada 89103-1241



                                                 TABLE OF CONTENTS

                                                                                                               Page

1.       Purchase and Sale of Securities........................................................................-2-
         1.2      Closing.......................................................................................-2-

2.       Representations and Warranties of the Company..........................................................-2-
         2.1      Organization; Good Standing; Qualification and Corporate Power................................-3-
         2.3      Subsidiaries; Interests of the Company........................................................-3-
         2.4      No Breach.....................................................................................-3-
         2.5      No Undisclosed Liabilities....................................................................-4-
         2.6      Authorization.................................................................................-4-
         2.7      Valid Issuance of Stock.......................................................................-4-
         2.8      Financial Statements..........................................................................-4-
         2.9      Changes.......................................................................................-5-
         2.10     Registration Rights...........................................................................-6-
         2.11     Governmental Consents.........................................................................-6-
         2.12     Litigation....................................................................................-7-
         2.13     Title to Property and Assets..................................................................-7-
         2.14     Agreements; Action............................................................................-7-
         2.15     Compliance with Laws; No Defaults.............................................................-8-
         2.16     Insurance.....................................................................................-8-
         2.17     Tax Matters...................................................................................-8-
         2.18     Governmental Regulation.......................................................................-9-
         2.19     Securities Act................................................................................-9-
         2.20     Related Party Transactions....................................................................-9-
         2.21     SEC Documents.................................................................................-9-


3.       Representations and Warranties of the Investor........................................................-10-
         3.1      Organization and Existence; Good Standing....................................................-10-
         3.2      Authorization................................................................................-10-
         3.3      Finders' Fees................................................................................-10-
         3.4      Purchase Entirely for Own Account............................................................-10-
         3.5      Access to Information, Experience, Etc.......................................................-10-
         3.6      Restricted Securities........................................................................-11-
         3.7      Legends......................................................................................-11-
         3.8      No Violation.................................................................................-12-

4.       Conditions of the Investor's Obligations at Closing...................................................-12-
         4.1      Representations of this Agreement............................................................-12-
         4.2      Compliance Certificate.......................................................................-12-
         4.3      Share Certificates...........................................................................-12-
         4.4      Other Documents..............................................................................-12-
         4.5      Consents and Waivers.........................................................................-12-
         4.6      Delivery of Gaming Machines..................................................................-12-


                                                        -i-



5.       Conditions of the Company's Obligations at Closing....................................................-12-
         5.1      Representations of this Agreement............................................................-13-
         5.2      Purchase Price...............................................................................-13-
         5.3      Delivery of Gaming Machines..................................................................-13-

6.       Indemnity.............................................................................................-13-
         6.1      Indemnification by the Company...............................................................-13-
         6.2      Indemnification by the Investor..............................................................-13-
         6.3      Survival.....................................................................................-14-
         6.4      Limitations..................................................................................-14-
         6.5      Third Party Claims...........................................................................-14-
         6.6      Reduction for Insurance......................................................................-14-

7.       Miscellaneous.........................................................................................-15-
         7.1      Successors and Assigns.......................................................................-15-
         7.2      Governing Law................................................................................-15-
         7.3      Counterparts.................................................................................-15-
         7.4      Further Assurances...........................................................................-15-
         7.5      Titles and Subtitles.........................................................................-15-
         7.6      Notices......................................................................................-15-
         7.7      Entire Agreement; Amendments and Waivers.....................................................-15-
         7.8      Severability.................................................................................-16-
         7.9      Expenses and Taxes...........................................................................-16-


Schedules, Annexes and Exhibits

Schedule 2.2               Outstanding Warrants, Rights, Etc.
Schedule 2.3               Subsidiaries
Schedule 2.5               Liabilities
Schedule 2.7               Shares Reserved for Issuance
Schedule 2.9               Changes
Schedule 2.10              Registration Rights
Schedule 2.11              Governmental Consents
Schedule 2.14              Agreements
Schedule 2.17              Tax Matters
Schedule 2.20              Related Party Transactions


                                      -ii-